Exhibit 10.4

To:      Kathi S. Child
         Human Resources
         J. C. Penney Company, Inc.
         P. O. Box 10001
         Dallas, TX 75301-8211


Re:      Directors' Compensation


Pursuant to the terms of the 2001 J. C. Penney Company Equity Compensation Plan, I hereby elect as a Director of J. C. Penney Company, Inc. ("Company") to receive in shares of J. C. Penney Company, Inc. Common Stock ("Common Stock") _______% of my annual retainer and, if applicable,_______% of my annual Committee Chairperson Retainer and _______% of my annual Representative under Indemnification Trust Retainer.

I understand the terms of this election will be as follows:

o    The standard annual election date is June 1.

o The payment in stock will be made in one annual installment covering the period June 1 through May 31.

o The election will automatically renew unless, prior to the end of the twelve-month period, I notify the Company in writing that the election is being terminated.

o The shares issued will be based on the fair market value of Common Stock on June 1. The fair market value will be the mean of the high and low sales prices on such date as reported in the composite transaction table covering transactions of New York Stock Exchange listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, by averaging the mean of the high and low sales prices on the trading dates immediately before and immediately after such date.

o All Common Stock issued in payment of Directors' compensation will be automatically vested (non-forfeitable) on the date of issue.

o    A check will be issued for fractional shares.

I also understand that the retainer is subject to Federal Income Tax and Social Security Self-Employment Tax as described in the Compensation section of the Directors' Compensation and Benefits book. Further, I understand that the fair market value of these shares, as determined above, will be reported to the Internal Revenue Service on a Form 1099, as if this compensation had been received in cash.

The issuance of stock made pursuant to this election must be reported to the Securities and Exchange Commission on a Form 4 which must be filed by the end of the second business day following the transaction. Any subsequent sale by you of stock received pursuant to this election should be pre-cleared with the Legal Department (Jeff Vawrinek, 972/431-1287; Ralph Richardson, 972/431-1288) or Grant Hurst, 972/431-1211); depending on the number of shares to be sold, it may be necessary to file a Form 144 notice of sale with the SEC prior to the sale. The sale must also be reported on Form 4, which is due by the end of the second business day following the transaction. All stock received in lieu of cash will be beneficially owned by you, and will be reflected in the stock ownership table in the Company's Proxy Statement.


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Signature                                                      Date